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                                                     Exhibit 23.0




CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835,
333-13723 and 333-43303) and on Forms S-8 (Nos. 333-05705 and 333-
12551) filed by Home Properties of New York, Inc. of our reports
(1) dated December 18, 1997 on our audits of 1600 East Avenue Apartments for the years ended December 31, 1996, 1995, and 1994 and (2) dated December 23, 1997 on our audit of the Palumbo Properties, for the year ended December 31, 1996, which reports are included in the accompanying Form 8-K/A, Amendment No. 1. We also consent to the reference to our firm under the caption "Experts".




                             /s/ Coopers & Lybrand L.L.P.
                             ----------------------------
                             Coopers & Lybrand L.L.P.



Rochester, New York
December 30, 1997